SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934


       Date of Report (Date of earliest event reported): November 8, 2000



                              BENJAMIN MOORE & CO.
             (Exact name of Registrant as specified in its charter)


  New Jersey                     0-8894                           13-5256230
---------------               ------------                   -------------------
(State or other              (Commission                     (I.R.S. Employer
jurisdiction of               File Number)                   Identification No.)
incorporation)



51 Chestnut Ridge Road, Montvale New Jersey                            07645
 (Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code:  (201) 573-9600




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Item 5.       Other Events

              On November 8, 2000, Benjamin Moore & Co., Inc., a New Jersey corporation (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement"), by and among Berkshire Hathaway Inc., a Delaware corporation ("Berkshire"), B Acquisition, Inc., a New Jersey corporation and a wholly owned subsidiary of Berkshire ("Purchaser"), and the Company.

              Pursuant to the Merger Agreement, Purchaser will offer to purchase, through a cash tender offer, all of the outstanding shares of the Company's common stock for $37.82 per share. The cash tender will commence no later than November 17, 2000, and is not subject to any financing condition. Following the tender offer, subject to the terms of the Merger Agreement, Purchaser will merge with the Company. In the merger, the Company's shareholders will receive $37.82 per share in cash for each share of the Company's common stock. The offer is conditioned upon, among other things, there being tendered and not withdrawn prior to the expiration date of the offer at least two-thirds of the outstanding shares of common stock of the Company on a fully-diluted basis. This condition can be waived by Purchaser under certain circumstances. The offer will expire twenty business days after it is commenced, but it may be extended by Purchaser under certain circumstances. The acquisition is subject to regulatory approval under the Hart-Scott-Rodino Antitrust Improvements Act and other customary conditions.

              The Company's Board of Directors unanimously approved the Merger Agreement. Certain shareholders of the Company (the "Shareholders"), who own approximately 18% of the outstanding shares of common stock of the Company, have agreed, pursuant to a Shareholders Agreement, dated as of November 8, 2000 (the "Shareholders Agreement"), among Berkshire, Purchaser and the Shareholders, to tender all their shares and to vote all their shares in favor of the merger and against any alternative acquisition proposal. In addition, the Shareholders have granted Purchaser an option with respect to their shares exercisable under certain conditions.

              The foregoing descriptions of the Merger Agreement and the Shareholders Agreement do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and the Shareholders Agreement, copies of which are attached as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. A copy of the press release announcing the transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

              In addition, on November 8, 2000, the Board of Directors of the Company declared the regular fourth quarter extra dividend of twelve cents ($0.12) per share payable December 4, 2000 to shareholders of record on November 20, 2000.

Item 7.       Financial Statements and Exhibits

        (c)   Exhibits.

2.1 Agreement and Plan of Merger, dated November 8, 2000, by and among Berkshire Hathaway Inc., B Acquisition, Inc. and Benjamin Moore & Co.

2.2 Shareholders Agreement, dated November 8, 2000, by and among Berkshire Hathaway Inc., B Acquisition, Inc. and certain shareholders of Benjamin Moore & Co. signatories thereto.

99.1 Press Release issued by Benjamin Moore & Co. and Berkshire Hathaway Inc. on November 8, 2000.

99.2    Press Release issued by Benjamin Moore & Co. on November 9, 2000.

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                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, Benjamin Moore & Co. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            BENJAMIN MOORE & CO.


Date:  November 9, 2000                     By:    /s/ Donald E. Devine
                                               ---------------------------------
                                               Name:   D. Devine
                                               Title:  Vice President and Chief
                                                       Financial Officer


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                                  EXHIBIT INDEX

Exhibit
   No.         Description
--------       -----------

2.1 Agreement and Plan of Merger, dated November 8, 2000, by and among Berkshire Hathaway Inc., B Acquisition, Inc. and Benjamin Moore & Co.

2.2 Shareholders Agreement, dated November 8, 2000, by and among Berkshire Hathaway Inc., B Acquisition, Inc. and certain shareholders of Benjamin Moore & Co. signatories thereto.

99.1 Press Release issued by Benjamin Moore & Co. and Berkshire Hathaway Inc. on November 8, 2000.

99.2           Press Release issued by Benjamin Moore & Co. on November 9, 2000.